SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS PROCTER & GAMBLE
SHAREHOLDERS VOTE “FOR” NELSON PELTZ ON TRIAN’S WHITE PROXY CARD

Recognizes Value Nelson Peltz’s Ideas and Consumer Packaged Goods (CPG)
Experience Would Bring to P&G Board

Believes P&G Shareholders Have Ample Cause to Support Nelson Peltz’s Election

NEW YORK, September 22, 2017— Trian Fund Management, L.P. (“Trian”), whose investment funds beneficially own approximately $3.5 billion of shares of The Procter & Gamble Company (NYSE: PG) (“P&G” or the “Company”), today announced that Glass, Lewis & Co., LLC (“Glass Lewis), one of the nation’s leading independent proxy advisory firms, has recommended that P&G shareholders vote “FOR” Nelson Peltz on the WHITE proxy card at the Company’s annual meeting on October 10, 2017.

Trian is gratified that Glass Lewis supports its efforts to revitalize P&G. Glass Lewis’ voting recommendation underscores Trian’s view that Nelson Peltz brings the ownership mentality and expertise needed on the P&G Board to help the Company regain lost market share, improve performance for the long-term and restore P&G to its industry-leading position. Trian strongly urges fellow shareholders to revitalize their investment by voting “FOR” Nelson Peltz on the WHITE proxy card.

In making its recommendation, Glass Lewis noted*:

●	“[I]nvestors have an opportunity to encourage fresh discussion through the election of a qualified, well-established shareholder candidate backed by what we believe to be cogent, well-framed arguments and a set of strategic initiatives that should, at the very least, set the table for a more candid evaluation of P&G's risks and opportunities.”
●	“On-the-record support from the senior executives of [Wendy’s, Heinz and Mondelez], among others, has been forthcoming and unequivocal. We consider Mr. Peltz's experience, which includes packaged goods, consumer brands, marketing and structural pivoting, is well established and germane to P&G, and may prospectively add value to a board room with limited retail and CPG experience external to the Company.”
●	“[I]n lieu of leveraging P&G's scale to aggressively pursue compelling growth opportunities and meaningfully streamlined architecture, investors have been offered a nearly perpetual series of half-step rebuilds”
●	"[W]hile P&G is quick to point to the Company's existing restructuring effort, we consider there are relatively few decisively favorable metrics on which the board can hang its hat with confidence. In contrast, we find Trian more readily identifies a number of problematic trends -- from TSR to operational growth metrics to market share -- that suggest P&G's existing trajectory is less than attractive."
●	“[W]e believe investors have been afforded ample cause to support Mr. Peltz's election at this time.”

Trian urges P&G shareholders to heed Glass Lewis’ recommendation and vote “FOR” Nelson Peltz on the WHITE proxy card.

* Trian has neither sought nor obtained consent from any third party to use previously published information in this press release.

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Ed Garden and Peter May, Trian Fund Management, L.P. is a highly engaged shareowner that seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards of those companies to execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and certain of the funds and investment vehicles it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to The Procter & Gamble Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of such change. Trian Partners disclaims any obligation to update the information or opinions contained in this press release.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Nothing in this press release is intended to be a prediction of the future trading price or market value of securities of the Company. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own shares of the Company. These funds are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Additional Information

Trian Partners, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Fund Management, L.P. ("Trian"), and the other funds and investment vehicles Trian manages (Trian with such funds, "Trian Partners") that hold shares of The Procter & Gamble Company (the "Company"), and the other participants (collectively, the "Participants") identified in the definitive proxy statement on Schedule 14A (the "Proxy Statement") filed by Trian with the SEC on July 31, 2017, are participants in the solicitation of proxies in connection with the 2017 annual meeting of shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2017 Annual Meeting"). Shareholders are advised to read the Proxy Statement, accompanying proxy card and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting because they contain important information, including additional information relating to the Participants as well as a description of their direct or indirect interests by security holdings. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The Proxy Statement and other relevant documents filed by Trian Partners and the other Participants with the SEC are also available, without charge, by directing a request to Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (call toll-free:(877) 750-8338; call collect: (212) 750-5833; or email (Requests for materials only): material@innisfreema.com).

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

George Sard / Margaret Popper / Kelsey Markovich

Sard Verbinnen & Co

(212) 687-8080

GSard@sardverb.com / MPopper@sardverb.com / KMarkovich@sardverb.com